POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Scott Samuels, Pamela Smith, Christopher Johnson, Laura Reederson, Angela Kantere, David Clark, Michelle Robertson, and Katherine Harmon, as well as Marina Remennik and Samuel Paullin of Cooley LLP, and each of them, the undersigned's true and lawful attorney-in-fact to:

(1)	Prepare and execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director or beneficial owner of more than 10% of a registered class of securities of Geron Corporation (the "Company"), Form ID and Forms 3, 4, and 5 (including amendments thereto and joint filing agreements in connection therewith) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended and the rules thereunder;

(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID and Forms 3, 4, or 5, and execute any amendment or amendments thereto and joint filing agreements in connection therewith, and file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Form ID or Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact or (c) as to any attorneys-in-fact individually, until such attorney-in-fact is no longer employed by the Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 13th day of November 2023.

Signature:    /s/ Gaurav Aggarwal

Print Name:   Gaurav Aggarwal